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                                                                   EXHIBIT 10.8

                               SUBLEASE AGREEMENT


STATE OF CALIFORNIA
COUNTY OF SAN FRANCISCO

THIS SUBLEASE AGREEMENT is entered into effective the 30th day of June, 1997, by and between Just In Time Solutions, Incorporated, a California Corporation ("Sublessor") and Cimetrix, Incorporated, a Nevada Corporation ("Sublessee").

WHEREAS, Sublessor executed a Lease Agreement dated February 14, 1996 and Amended November 7, 1996 (First Amendment to Lease), May 8, 1997 (Second Amendment to Lease) and June 18, 1997 (Third Amendment to Lease), between Western Can Ltd., a California limited partnership; dba: 444 De Haro; by:
Consolidated Capital Equity Partners, L.P., a California limited partnership, its general partner; by: ConCap Holdings, Inc., a Texas corporation ("Landlord"), and Just In Time Solutions, Incorporated, a California Corporation, formerly Just In Time Marketing, Incorporated ("Tenant") by the terms in which Suites #124, #126, #130, and #132, consisting of approximately 9,532 square feet as measured by Pace Compumetrics October 18, 1994, in the building known as 444 De Haro Street in San Francisco (the "demised premises") was leased to Just In Time Solutions, Incorporated as Tenant for a term commencing March 1, 1996 and ending on June 30, 2000. A true and correct copy of such Lease Agreement, as amended, if any (the "Lease"), is attached hereto as Exhibit "A" and made apart hereof for all purposes. Whereas, the Sublessor now desires to sublease a portion of the leased premises to Cimetrix, Incorporated ("Sublessee") and Sublessee desires to accept the Sublease thereof.

NOW, THEREFORE, for good and valuable consideration, with the agreement of the Sublessee, hereinafter set forth, the Sublessor hereby subleases to the Sublessee the demised premises described as Suite 124 being approximately 881 rentable square feet until Sublessor vacates Suite 126 at which time Sublessee shall give up possession of Suite 124 and relocate to Suite 126 being approximately 947 rentable square feet. The term of the sublease shall commence on June 23, 1997, and end on June 30, 1998. Sublessee shall accept the premises in its "as is" condition except that Sublessor shall provide and install two 220-amp, three phase electrical outlets to Suite 124 and subsequently to Suite 126 as agreed between Sublessor and Sublessee and Landlord. Sublessor also agrees to replace carpet in Suite 126 upon its vacancy of such and prior to Sublessee's occupancy of such. Neither Sublessee nor Landlord shall have any obligations to perform other than the aforementioned improvements to the Premises except for standard carpet spot cleaning and window cleaning. The Sublessee warrants it will comply with all of the terms and provisions of the Lease attached hereto as Exhibit "A," and it is expressly provided that the monthly rental payments for the said subleased premises shall be as follows:

           Suite 124         (881 rsf @ $1.50 per month)        $1,322
           Suite 126         (947 rsf @ $1.50 per month)        $1,421

Plus other charges as outlined in the lease. Sublessee shall make all rental payments to Sublessor no later than the first day of the month for which payment is due. Sublessee shall incur all late charges under lease if any payment is late.

UPON SIGNATURE OF SUBLEASE, payment will be made by Sublessee to the Sublessor in the amount of $1,421 representing Sublessee's security deposit to Sublessor. Upon delivery of keys on June 30, 1997, payment will be made by Sublessee to the Sublessor in the amount of $1,322.00 representing the full monthly rent obligation for July, 1997.

IN THE EVENT OF LITIGATION RELATING TO THIS LEASE, the prevailing party shall be entitled to recover from the other party all litigation costs and reasonable attorneys' fees, incurred by the prevailing party in connection with such litigation. If Sublessor utilizes the services of any attorney to enforce any of Sublessor's rights hereunder which does not result in the filing of an action, Sublessor shall immediately pay to Sublessee upon demand therefor the amount of attorneys' fees and costs incurred by Sublessor.

SUBLESSEE SHALL USE THE PREMISES only for the express purchase set forth in the Lease. Sublessor agrees to continue to be bound by the provision of said Lease. This Agreement shall be binding on and inure to benefit of the parties hereto, their successors and assigns.

SUBLESSOR:                                 SUBLESSEE:

Just In Time Solutions, Inc.,              Cimetrix, Inc.,
a California Corporation                   a Nevada Corporation



By:                                        By:
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Printed Name:                              Printed Name:
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Title:                                     Title:
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Date:                                      Date:
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